UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2015

Strategic Hotels & Resorts, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-32223	33-1082757
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 West Madison Street, Suite 1700

Chicago, Illinois 60606

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (312) 658-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 4, 2015, Strategic Hotels & Resorts, Inc., a Maryland corporation (the “Company”), and Strategic Hotel Funding, L.L.C., a Delaware limited liability company and subsidiary of the Company (the “Operating Partnership” and, together with the Company, the “Company Parties”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with BRE Diamond Hotel Holdings LLC, a Delaware limited liability company (“Parent”), BRE Diamond Hotel LLC, a Delaware limited liability company whose sole member is Parent (“Merger Sub”), and BRE Diamond Hotel Acquisition LLC, a Delaware limited liability company whose sole member is Merger Sub (“Merger Opco”). Parent, Merger Sub and Merger Opco (collectively, the “Buyer Parties”) are affiliates of Blackstone Real Estate Partners VIII L.P., an affiliate of The Blackstone Group L.P.

Pursuant to the Merger Agreement, the Company will merge with and into Merger Sub (the “Company Merger”), with Merger Sub continuing as the surviving limited liability company (the “Surviving Company”). As a result of the Company Merger, each share of common stock, par value $0.01 per share (each, a “Share”), of the Company outstanding immediately prior to the effective time of the Company Merger (the “Company Merger Effective Time”) will be converted into the right to receive $14.25 in cash, without interest, less any applicable withholding taxes (other than Shares that are owned of record by the Company, the Buyer Parties or any of their respective wholly-owned subsidiaries, which Shares shall be cancelled and cease to exist as of the Company Merger Effective Time, with no payment being made with respect thereto).

Immediately prior to the Company Merger, Merger Opco will merge with and into the Operating Partnership (the “Partnership Merger” and, together with the Company Merger, the “Mergers”), with the Operating Partnership continuing as the surviving limited liability company (the “Surviving Partnership”). As a result of the Partnership Merger, each Membership Unit of the Operating Partnership (the “Membership Units”) outstanding immediately prior to the effective time of the Partnership Merger (the “Partnership Merger Effective Time”) will be converted into the right to receive $14.25 in cash, without interest, less any applicable withholding taxes (other than (i) Membership Units held by the Company immediately prior to the Partnership Merger Effective Time, which will remain outstanding as Membership Units of the Surviving Partnership and (ii) Membership Units held by any of the Buyer Parties or any of their wholly-owned Subsidiaries, which will be cancelled and cease to exist as of the Partnership Merger Effective Time, with no payment being made with respect thereto). As a result of the Mergers, the Surviving Company and Surviving Partnership will become wholly-owned subsidiaries of Parent.

The consummation of the Mergers is subject to customary closing conditions, including receiving the affirmative vote of the holders of a majority of the Shares. The consummation of the Mergers is not subject to a financing condition. Blackstone Real Estate Partners VIII L.P. has guaranteed certain of the payment obligations of the Buyer Parties under the Merger Agreement up to $400,000,000.

The Company Parties and the Buyer Parties have made various representations, warranties and covenants in the Merger Agreement. Among other things, the Company Parties are subject to restrictions on their ability to solicit any Competing Proposal (as defined in the Merger Agreement), provide information to, or participate in discussions with, third-parties with respect to any Competing Proposal or enter into any agreement relating to any Competing Proposal. Subject to the terms of the Merger Agreement, the Company may, however, provide information and participate in discussions with respect to any written unsolicited Competing Proposal that the Board of Directors of the Company (the “Board”) determines in good faith after consultation with its financial advisors and outside legal counsel constitutes or could reasonably be expected to lead to a Superior Proposal (as defined in the Merger Agreement).

Pursuant to the Merger Agreement, the Company is required to file a proxy statement with the Securities and Exchange Commission (the “SEC”) and call and hold a meeting of the Company’s stockholders to approve the Company Merger and the other transactions contemplated by the Merger Agreement. The proxy statement will include the Board’s to recommendation that the Company’s stockholders give such approval, except the Board may in certain circumstances change its recommendation, subject to complying with specified notice and other conditions set forth in the Merger Agreement.

The Merger Agreement provides for certain termination rights for the Company and Parent. Upon termination of the Merger Agreement under certain circumstances the Company would be obligated to pay Parent a termination fee of $100 million, including if, after following certain procedures and adhering to certain restrictions, the Board approves, and concurrently with the termination of the Merger Agreement, the Company enters into, a definitive agreement providing for the implementation of a Superior Proposal, and upon termination of the Merger Agreement in certain other circumstances, the Company would be obligated to pay Parent an amount not to exceed $5 million for reasonable transaction costs and expenses incurred by the Buyer Parties and their affiliates. Under certain other circumstances under which the Merger Agreement is terminated, Parent would be obligated to pay the Company a termination fee of $400 million.

The foregoing description of the Merger Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

The Merger Agreement and the above description of the Merger Agreement have been included to provide investors and security holders with information regarding the terms of the Merger Agreement and are not intended to provide any other factual information about the Company, Parent or their respective subsidiaries or affiliates. The representations and warranties contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to a contractual standard of materiality different from what might be viewed as material to shareholders, and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by the parties to each other. In addition, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between the Company, the Operating Partnership, Parent, Merger Sub and Merger Opco, rather than establishing matters of fact. Investors should not rely on the representations and warranties as characterizations of the actual state of facts or condition of the Company, Parent or any of their respective subsidiaries, affiliates or businesses.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 4, 2015, the Company adopted a Supplemental Severance Program (the “Supplemental Program”) that amends and supplements its existing Severance Program that the Company adopted effective September 15, 2010 (individually, the “2010 Severance Program,” and, together with the Supplemental Program, the “Severance Programs”). Under the Severance Programs, if a Change of Control (as defined in the Company’s Amended and Restated 2004 Incentive Plan (the “Incentive Plan”)) occurs and the employment of a Band 1 or Band 2 (Executive Vice President, Senior Vice President or Vice President), Band 3 (Director), Band 4 (Manager) or Band 5 (support personnel) full-time employee of the Company and its affiliates is involuntarily terminated on or within two years after such Change of Control for any reason other than Cause (as defined in the Incentive Plan), then the Company shall pay such employee a lump sum severance benefit equal to 12 months’ Pay. For this purpose, “Pay” means base salary, target bonus for the year of termination plus payment in lieu of medical insurance for the period of severance). Prior to the adoption of the Supplemental Program, Band 3 employees were entitled to only 6 months’ Pay under the 2010 Severance Program in the event of a qualifying termination, and Band 4 and Band 5 employees were entitled to only 3 months’ Pay upon such a termination.

Under the Severance Programs, the severance benefits described above are also provided in the event of the Constructive Termination (as defined below) of a full-time employee of the Company and its affiliates by reason of, on or within two years after a Change of Control. For this purpose, an employee will be considered to have the right to terminate his or her employment as a result of a “Constructive Termination” if, without the written consent of such employee, the Company (or any successor corporation): (i) materially reduces the employee’s base compensation; (ii) materially reduces such employee’s authority, duties or responsibilities, (iii) relocates the principal offices of the Company, or such employee’s principal place of employment, outside the Chicago metropolitan area or (iv) materially breaches, or fails to assume or affirm its obligations under, any employment agreement currently in effect between the Company and such employee (each, a “Constructive Termination Event”); provided, however, that a resignation will not be deemed a Constructive Termination unless such employee provides notice of the Constructive Termination Event to the Company within 90 days of its occurrence and the Company has had a reasonable opportunity (30 days) to cure such conduct or event, but has not so cured. Prior to the adoption of the Supplemental Program, severance benefits were not available under the 2010 Severance Program in the event of a Constructive Termination.

Notwithstanding any of the foregoing, to the extent that an employee has a written agreement with the Company relating to severance, such employee will be entitled to the greater of (1) the severance benefits provided under the Severance Programs or (2) the severance benefits provided under such written agreement, but in no event shall such employee be entitled to receive severance benefits under both the Severance Programs and such employee’s written agreement.

The foregoing description of the Severance Programs is only a summary, does not purport to be complete and is qualified in its entirety by reference to the 2010 Severance Program, a copy of which was previously filed with the SEC as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2010 and is incorporated herein by reference and the Supplemental Program, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On and effective September 4, 2015, the Board approved and adopted amended and restated Bylaws of the Company (the “Amended and Restated Bylaws”), adding to the existing Bylaws of the Company a new Article titled “Exclusive Forum for Certain Litigation” that provides that, unless the Company consents in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division, will be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Company, (b) any action asserting a claim of breach of any duty owed by any director or officer or other employee of the Company to the Company or to the stockholders of the Company, (c) any action asserting a claim against the Company or any director or officer or other employee of the Company arising pursuant to any provision of the Maryland General Corporation Law or the charter of the Company or the Amended and Restated Bylaws or (d) any action asserting a claim against the Company or any director or officer or other employee of the Company that is governed by the internal affairs doctrine.

The foregoing description of the Amended and Restated Bylaws is not complete and is qualified in its entirety by reference to the complete text of the Amended and Restated Bylaws, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01 Other Events.

On September 8, 2015, the Company and Parent issued a joint press release announcing the execution of the Merger Agreement, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of September 4, 2015, by and among BRE Diamond Hotel Holdings LLC, BRE Diamond Hotel LLC, BRE Diamond Hotel Acquisition LLC, Strategic Hotels & Resorts, Inc. and Strategic Hotel Funding, L.L.C.

3.1	Amended and Restated Bylaws of Strategic Hotels & Resorts, Inc.

10.1	Strategic Hotels & Resorts, Inc. Supplemental Severance Program

99.1	Press Release of Strategic Hotels & Resorts, Inc. and BRE Diamond Hotel Holdings LLC dated September 8, 2015.

Additional Information Regarding the Transaction and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy the securities of the Company or the solicitation of any vote or approval. This communication is being made in respect of the proposed transaction involving Parent, Merger Sub, Merger Opco, the Operating Partnership and the Company. The proposed merger of the Company will be submitted to the stockholders of the Company for their consideration. In connection therewith, the Company intends to file relevant materials with the SEC, including a definitive proxy statement. However, such documents are not currently available. The definitive proxy statement will be mailed to the stockholders of the Company. BEFORE MAKING ANY VOTING OR ANY INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of the definitive proxy statement, any amendments or supplements thereto and other documents containing important information about the Company, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by the Company will be available free of charge on the Company’s website at www.strategichotels.com under the heading “Financial Information” within the “Investor Relations” portion of the Company’s website. Stockholders of the Company may also obtain a free copy of the definitive proxy statement and the filings with the SEC that will be incorporated by reference in the proxy statement by contacting the Company’s Investor Relations Department at 312-658-5000.

Participants in the Solicitation

The Company and its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of the Company is set forth in its proxy statement for its 2015 annual meeting of stockholders, which was filed with the SEC on April 10, 2015, its annual report on Form 10-K for the fiscal year ended December 31, 2014, which was filed with the SEC on February 24, 2015, and in subsequent documents filed with the SEC, each of which can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation of the stockholders of the Company and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the preliminary and definitive proxy statements and other relevant materials to be filed with the SEC when they become available.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements about the Company. Except for historical information, the matters discussed in this Current Report on Form 8-K are forward-looking statements subject to certain risks and uncertainties. These forward-looking statements include statements regarding the Company’s strategy, future financial results, stabilization in the lodging space, positive trends in the lodging industry and the Company’s continued focus on improving profitability. Actual results could differ materially from the Company’s projections. Factors that may contribute to these differences include, but are not limited to the following: the satisfaction of the conditions precedent to the consummation of the proposed transaction, including, without limitation, the receipt of stockholder approval; unanticipated difficulties or expenditures relating to the proposed transaction; legal proceedings that may be instituted against the Company and others following announcement of the proposed transaction; disruptions of current plans and operations caused by the announcement and pendency of the proposed transaction; potential difficulties in employee retention as a result of the announcement and pendency of the proposed transaction; the response of business partners and competitors to the announcement of the proposed transaction; the effects of economic conditions and disruptions in financial markets upon business and leisure travel and the hotel markets in which the Company invests; the Company’s liquidity and refinancing demands; the Company’s ability to obtain, refinance or extend maturing debt; the Company’s ability to maintain compliance with covenants contained in its debt facilities; stagnation or deterioration in economic and market conditions, particularly impacting business and leisure travel spending in the markets where the Company’s hotels operate and in which the Company invests, including luxury and upper upscale product; general volatility of the capital markets and the market price of the Company’s shares of common stock; availability of capital; the Company’s ability to dispose of properties in a manner consistent with its investment strategy and liquidity needs;

hostilities and security concerns, including future terrorist attacks, or the apprehension of hostilities, in each case that affect travel within or to the United States or other countries where the Company invests; difficulties in identifying properties to acquire and completing acquisitions; the Company’s failure to maintain effective internal control over financial reporting and disclosure controls and procedures; risks related to natural disasters; increases in interest rates and operating costs, including insurance premiums and real property taxes; contagious disease outbreaks; delays and cost-overruns in construction and development; marketing challenges associated with entering new lines of business or pursuing new business strategies; the Company’s failure to maintain its status as a REIT; changes in the competitive environment in the Company’s industry and the markets where the Company invests; changes in real estate and zoning laws or regulations; legislative or regulatory changes, including changes to laws governing the taxation of REITs; changes in generally accepted accounting principles, policies and guidelines; and litigation, judgments or settlements.

Additional risks are discussed in the Company’s filings with the Securities and Exchange Commission, including those appearing under the heading “Item 1A. Risk Factors” in the Company’s most recent Form 10-K and subsequent Form 10-Qs. Although the Company believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. The forward-looking statements are made as of the date of this Current Report on Form 8-K, and the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC HOTELS & RESORTS, INC.

September 8, 2015	By:	/s/ Paula C. Maggio
	Name:	Paula C. Maggio
	Title:	Executive Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of September 4, 2015, by and among BRE Diamond Hotel Holdings LLC, BRE Diamond Hotel LLC, BRE Diamond Hotel Acquisition LLC, Strategic Hotels & Resorts, Inc. and Strategic Hotel Funding, L.L.C.

3.1	Amended and Restated Bylaws of Strategic Hotels & Resorts, Inc.

10.1	Strategic Hotels & Resorts, Inc. Supplemental Severance Program

99.1	Press Release of Strategic Hotels & Resorts, Inc. and BRE Diamond Hotel Holdings LLC dated September 8, 2015.